Exhibit 99.1

Encore Capital Group Completes Acquisition of Remaining Interest
in Cabot Credit Management
- Accretive to earnings in 2018 and beyond -
- Earnings growth per share expected to accelerate to at least 20 percent in 2018 -

SAN DIEGO - July 24, 2018 - Encore Capital Group, Inc. (Nasdaq: ECPG) today announced that it has completed its acquisition of the remaining interest in Cabot Credit Management (Cabot), one of the largest credit management services providers in Europe and the market leader in the United Kingdom and Ireland. Cabot is now a wholly owned subsidiary of Encore. The transaction is expected to be accretive to Encore earnings in 2018 and beyond, and Encore’s earnings per share growth is expected to accelerate to at least 20 percent in 2018.

“The completion of the acquisition of Cabot is a transformational event for Encore that solidifies our global leadership position in our sector, and represents a natural continuation of the path we embarked on when we first acquired a stake in Cabot in 2013,” said Ashish Masih, President and CEO of Encore. “Cabot has successfully grown and expanded over the course of the past five years, and we view it as the best platform to take advantage of the significant, attractive opportunities to deploy capital in Europe.”

The Cabot transaction is part of Encore’s ongoing diversification strategy. While the U.S. market is currently strong, these investments in other geographies are expected to reduce the volatility in Encore’s overall business over time. The company’s European business, led by Cabot, has developed several recovery product specialties, including those related to credit cards, loans, mortgages, REO, SME debt, telco, utilities debt, auto and IVAs, as well as servicing and BPO capabilities.

“Since Encore’s initial investment in Cabot, we’ve been able to significantly increase our scale, improve our operational capabilities and achieve meaningful efficiency gains,” said Ken Stannard, Chief Executive Officer of Cabot. “This transaction is great news for Cabot employees, clients and customers alike, as it strengthens our ability to achieve our growth goals with a partner who deeply understands our business and shares our commitment to treating people fairly and respectfully.”

The initial agreement was announced on May 8, 2018.

About Encore Capital Group

Encore Capital Group, Inc. is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers. Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. Information found on the company’s or its subsidiaries’ websites are not incorporated by reference.

About Cabot

Cabot Credit Management (www.cabotcm.com) is one of the largest credit management services providers in Europe and the market leader in the U.K. and Ireland, based on expected future gross cash collections. Cabot provides a range of credit management services across a broad client base that includes some of the largest credit providers in Europe. These services include debt servicing offerings such as early stage collections, business process outsourcing, contingent collections, trace services and litigation activities. Cabot has credit management experience across a range of both credit providers (including consumer finance, telecommunications companies, retailers, utilities companies and government agencies) and asset classes (including secured consumer debt, small and medium‑sized enterprise debt, and high‑value accounts).
With 20 years of debt purchase and debt servicing experience, Cabot was one of the first companies to engage in the credit management services market in the United Kingdom. In March 2016, Cabot became the first large credit management service company in the United Kingdom to be authorized by the FCA, and in May 2017, Cabot became the first credit management service company in Ireland to be authorized by the Central Bank of Ireland.
Customer service and regulatory compliance are at the heart of Cabot’s business, and Cabot seeks to treat its customers fairly and offer affordable payment solutions, often through long‑term payment plans. Cabot has customer satisfaction scores in excess of many leading high street banks. Cabot has won numerous industry accolades, including a 2017 U.K. Customer Satisfaction Award from the Institute of Customer Service, the CCR Credit Excellence Awards 2016 for Compliance and the Credit Today Award 2016 for Treating Customers Fairly.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts:
Encore Investor Relations
Bruce Thomas
(858) 309-6442
bruce.thomas@encorecapital.com

Encore Media Relations
Katie Lilley
(202) 253-5026

katielilley@hillenby.com

Cabot Credit Management Investor Relations
Craig Buick
Tomas Hernanz
+44 (0) 1753 724 434
investorrelations@cabotcm.com